Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

MATADOR RESOURCES COMPANY

ARTICLE I

OFFICES

1.1 Office. Matador Resources Company (the “Corporation”) may have offices at such places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2.1 Place of Meeting. Meetings of shareholders for any purpose may be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meetings.

(a) An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix.

(b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the shareholders at an annual meeting may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record of the Corporation (the “Record Shareholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.2. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a shareholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of shareholders.

(c) For nominations or business to be properly brought before an annual meeting by a Record Shareholder pursuant to Section 2.2(b)(ii) above, (i) the Record Shareholder must have given timely notice thereof in writing to the secretary of the Corporation, (ii) any such business must be a proper matter for shareholder action under Texas law and (iii) the Record Shareholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by Section 2.2(d)(iii)(D) of these Bylaws. To be timely, a Record Shareholder’s notice shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not less than forty five (45) or more than seventy five (75) days prior to the one-year anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that, subject to the next sentence of this Section 2.2(c), if the meeting is convened more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Shareholder to be timely must be so received not later than the close of business on the later of (i) the ninetieth (90th) day before such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least ten (10) days before the last day a Record Shareholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Shareholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a Record Shareholder’s notice.

(d) The Record Shareholder’s notice required by Section 2.2(b)(iii) shall set forth:

i. if such notice pertains to the nomination of directors, as to each person whom the Record Shareholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;

ii. as to any business that the Record Shareholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

iii. as to (1) the Record Shareholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):

A. the name and address of each such party;

B. (1) the class, series and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party; (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (3) any proxy, contract, arrangement, understanding or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation; (4) any short interest in any security of the Corporation held by each such party (for purposes of this Section 2.2(d), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such shareholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the shareholders entitled to vote at the meeting; provided, however, that if such date is after the date of the meeting, not later than the day prior to the meeting);

C. any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and

D. a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Shareholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by the Record Shareholder (such statement, a “Solicitation Statement”).

(e) A person shall not be eligible for election or re-election as a director at an annual meeting unless the person is nominated (i) by a Record Shareholder in accordance with Section 2.2(b)(iii) or (ii) by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(f) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Section 2.2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.2. Nothing in this Section 2.2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.3 Special Meetings.

(a) Unless otherwise prescribed by law or by the Corporation’s Certificate of Formation, as amended from time to time (“Certificate of Formation”), special meetings of shareholders, for any purpose or purposes, may be called by the chief executive officer or president and shall be called by any officer at the request in writing of a majority of the Board of Directors or on the written request of holders of at least twenty five percent (25%) of the total number of shares of capital stock of the Corporation issued and outstanding and entitled to vote. As a prerequisite to calling a special meeting, any shareholder(s) acting pursuant to this Section 2.3(a) must submit a request in writing to the secretary of the Corporation stating the purpose or purposes of the proposed meeting.

(b) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to Section 2.3(a). The notice of such special meeting shall include the purpose for which the meeting is called, and business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any shareholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the secretary of the Corporation setting forth the information set forth in Section 2.2(d)(i) and Section 2.2(d)(iii) of these Bylaws. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders only if such shareholder of record’s notice required by the preceding sentence shall be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of (1) the ninetieth (90th) day prior to such special meeting or (2) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a shareholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (A) by a shareholder of record in accordance with the notice procedures set forth in this Section 2.3 or (B) by or at the direction of the Board of Directors.

(c) Notwithstanding the foregoing provisions of this Section 2.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.3. Nothing in this Section 2.3 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, the president, the secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. Any notice required pursuant to this Section 2.4 may be given by a form of electronic transmission consented to by the shareholder to whom notice is given.

2.5 Quorum. The holders of a majority of the shares entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of business except as otherwise provided by statute or by the Corporation’s Certificate of Formation. Unless otherwise provided in the Certificate of Formation in accordance with the Texas Business Organizations Code, as amended (the “TBOC”), once a quorum is present at a meeting of the shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting by any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If a quorum shall fail to attend any meeting of the shareholders, the chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be represented. At such adjourned meeting, provided a quorum shall be represented thereat, any business may be transacted which might have been transacted if the meeting had been held in accordance with the original notice thereof.

2.6 Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the Corporation’s Certificate of Formation, these Bylaws or the rules of any stock exchange upon which the corporation’s securities are listed, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that except with respect to the right of holders of any class, classes or series of capital stock to elect directors under specified circumstances, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

2.7 Method of Voting. A shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A telegram, telex, cablegram or other form of electronic transmission, including telephonic transmission, by the shareholder or by his or her duly authorized attorney-in-fact, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder or by his or her duly authorized attorney-in-fact shall be considered an execution in writing for purposes of this Section 2.7. Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder or by his or her duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.8 Voting Rights. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except (a) to the extent that the Certificate of Formation provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series or (b) as otherwise provided by law.

2.9 Consent of Shareholder. Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used.

2.10 Organization and Conduct of Business.

(a) Such person as the Board of Directors may have designated or, in the absence of such a person, the chairman of the board or, in his or her absence, the chief executive officer of the Corporation or, in his or her absence, the president of the corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the shareholders and act as chairman of the meeting. Such person as the chairman of the meeting may have designated or, in the absence of such a person, the secretary of the Corporation, shall act as secretary of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, if any, date and time.

(b) The Corporation may, and to the extent required by law, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

ARTICLE III

DIRECTORS

3.1 Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Formation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2 Number, Selection and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than one. Such number shall from time to time be fixed and determined by the director(s) and shall be set forth in the notice of any meeting of shareholders held for the purpose of electing directors. The Board of Directors shall be divided into three (3) classes serving for those initial terms as provided in Article IX of the Corporation’s Certificate of Formation. Except as provided in this Article III, at each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. Directors need not be residents of the State of Texas or shareholders of the Corporation. Notwithstanding any provision of this Article III, whenever the holders of preferred stock shall have the right to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of formation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by the terms of the preferred stock. No director shall be eligible for service on the Board of Directors after the age of 70; provided, however, on an annual basis, the Board of Directors may waive this restriction through Board action as to any particular incumbent director of age 75 or less so long as the Board of Directors determines such waiver is in the best interests of the Corporation.

3.3 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation or removal) may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and shall hold office until his or her successor shall be elected and qualified.

3.4 Increases and Decreases. The number of directors may be increased or decreased from time to time as provided in these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.5 Removal from Office. Any director may be removed for cause at any meeting of shareholders duly called and held for such purpose.

3.6 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

3.8 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, the chief executive officer or the president. Notice of each special meeting of the Board of Directors shall be given to each director at least two (2) days before the date of the meeting.

3.9 Notice of Meetings. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the Certificate of Formation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any notice required pursuant to this Section 3.9 may be given by a form of electronic transmission consented to by the director to whom notice is given.

3.10 Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by law, the Certificate of Formation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.11 Committees. By resolution, the Board of Directors may from time to time designate from among the members of the Board of Directors an executive committee and one or more other committees. Each committee shall consist of one or more directors, and, except as limited by law, the Certificate of Formation, these Bylaws or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. A majority of all the members of any such committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee a majority of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by law, the Certificate of Formation, these Bylaws or the resolution establishing such committee. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to discharge any such committee.

3.12 Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Any photographic, photostatic, facsimile or similarly reliable reproduction of a consent in writing signed by a director or member of the committee may be substituted or used instead of the original writing for any purpose for which the original writing could be used. The consent may be in more than one counterpart so long as each director or committee member signs one of the counterparts. Advance notice is not required to be given to take any action by written consent. Such consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors or the committee, as the case may be, duly called and held.

3.13 Participation in Meetings by Remote Communication. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons. If voting is to take place at the meeting, reasonable measures shall be implemented to verify that every director or committee member voting at the meeting by means of remote communications is sufficiently identified, and a record of any vote or other action taken must be kept. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.14 Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid (a) a fixed sum for attendance at each meeting of the Board of Directors, (ii) a stated salary and/or (iii) other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.15 Resignation. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at such other time as may be specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any director who does not, for any reason whatsoever, stand for election at any meeting of shareholders called for such purpose shall be conclusively deemed to have resigned, effective as of the date of such meeting, for all purposes, and the Corporation need not receive any written notice to evidence such resignation.

ARTICLE IV

NOTICES

4.1 General. Whenever by law, the Certificate of Formation or these Bylaws, notice is to be given to any shareholder, director or committee member, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such shareholder, director or committee member at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given or delivered at the time when the same shall be deposited in the United States mail, with postage thereon prepaid. Notice to a director or committee member may also be given by nationally recognized overnight delivery or courier service, and shall be deemed given when such notice shall be received by the director or committee member or, if earlier, one (1) business day after such notice is sent by such overnight delivery or courier service addressed to such director or committee member at such address as appears on the books of the Corporation. On consent of a shareholder, director or committee member, notice from the Corporation may be given to the shareholder, director or committee member by electronic transmission. The shareholder, director or committee member may specify the form of electronic transmission to be used to communicate notice. The shareholder, director or committee member may revoke this consent by written notice to the Corporation. The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two (2) consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful. The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action. Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the shareholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder, director or committee member at the address provided by the shareholder, director or committee member for the purpose of alerting the shareholder, director or committee member of a posting; or (iv) communicated to the shareholder, director or committee member by any other form of electronic transmission consented to by the shareholder, director or committee member.

4.2 Waiver. Whenever any notice is required to be given by law or under the provisions of the Certificate of Formation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

5.1 Officers. The officers of the Corporation shall consist of a president and a secretary. The Board of Directors may also elect or appoint such other officers and agents, including a chairman of the board, a chief executive officer, an assistant president, one or more vice presidents (any one or more of whom may be designated executive vice president or senior vice president and any one of whom may also be designated as the chief operating officer and/or chief financial officer), a treasurer and one or more assistant secretaries and assistant treasurers, as it shall deem necessary. Any two or more offices may be held by the same person. None of the officers need be a director or a shareholder of the Corporation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

5.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his or her successor shall have been elected or appointed and shall have qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

5.3 Removal and Resignation. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors or the chief executive officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

5.4 Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, retirement, disqualification, removal or otherwise, may be filled by the Board of Directors or the chief executive officer for the unexpired portion of the term.

5.5 Salaries. The salaries of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or the chief executive officer. No officer shall be prevented from receiving a salary by reason of his or her also being a director. Election or appointment of an officer or agent shall not of itself create contract rights.

5.6 Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and the shareholders and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written directions given to him or her pursuant to resolutions duly adopted by the Board of Directors.

5.7 Chief Executive Officer. The chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Unless a chairman of the board has been elected, the chief executive officer shall preside at all meetings of the Board of Directors and the shareholders. The chief executive officer shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall formulate such other duties as usually appertain to the office and such other duties as may be prescribed by the shareholders or the Board of Directors from time to time. The chief executive officer shall have the power to appoint and remove subordinate officers, agents and employees, including assistant secretaries and assistant treasurers. The chief executive officer shall keep the Board of Directors fully informed and shall consult with them concerning the business and affairs of the Corporation. The chief executive officer shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation. The chief executive officer may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated solely to another officer or delivery thereof shall be otherwise required by law to be executed and delivered by another person.

5.8 President. The president, subject to the supervision of the chairman of the board and the chief executive officer, shall have general executive charge, management and control of the properties of the Corporation in the ordinary course of its business, with all such powers with respect to such properties as may be reasonably incident to such responsibilities. In the absence or inability of the chief executive officer to act, the president shall exercise all of the powers and discharge all of the duties of the chief executive officer. As between the Corporation and third parties, any action taken by the president in the performance of the duties of the chief executive officer shall be conclusive evidence that the chief executive officer is absent or unable to act. The president may sign all certificates for shares of stock of the Corporation. If there is not a chief operating officer, the president shall have general executive charge, management and control of the operations of the Corporation in the ordinary course of its business, with all such powers with respect to such operations as may be reasonable incident to such responsibilities.

5.9 Chief Operating Officer. The chief operating officer, if such officer be elected, shall have general executive charge, management and control of the operations of the Corporation in the ordinary course of its business, with all such powers with respect to such operations as may be reasonably incident to such responsibilities. The chief operating officer shall have the usual powers and duties incident to the position of chief operating officer of a corporation, subject to the control of the Board of Directors, the chairman of the board and the chief executive officer.

5.10 Vice Presidents. Each vice president shall perform such duties and have such other powers as the Board of Directors, chairman of the board, the chief executive officer, the president and the chief operating officer may from time to time prescribe. Certain vice presidents may from time to time be designated by the Board of Directors, the chairman of the board, the chief executive officer, the president and the chief operating officer as executive vice presidents or senior vice presidents which positions shall have such varying degrees of authority as the Board of Directors, chairman of the board, chief executive officer, president and chief operating officer shall prescribe.

5.11 Secretary. The secretary shall record all of the proceedings of the meetings of the Board of Directors, all committees thereof and the shareholders in a minute book to be kept for that purpose. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer, under whose supervision the secretary shall be. If the secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no assistant secretary, then either the Board of Directors or the chief executive officer may choose another officer to cause such notice to be given. The secretary shall have custody of the seal of the Corporation and the secretary or an assistant secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the secretary or by the signature of any such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

5.12 Assistant Secretaries. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors or the chief executive officer, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the chief executive officer may from time to time delegate.

5.13 Treasurer. The treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the chief executive officer or Board of Directors so requires, an account of all transactions made as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

5.14 Assistant Treasurers. The assistant treasurers, if any are elected, in the order of their seniority, unless otherwise determined by the Board of Directors or the chief executive officer, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the chief executive officer may from time to time delegate. If required by the Board of Directors, the assistant treasurers shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

ARTICLE VI

CERTIFICATES REPRESENTING SHARES

6.1 Issuance. Shares of stock of the Corporation may, at the discretion of the Board of Directors, be issued in certificated or uncertificated form. Shares issued in certificated form shall be in the form determined by the Board of Directors. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation or its agents as they are issued. Upon the written request of any shareholder holding uncertificated shares, the Corporation shall issue a certificate or certificates representing such shares in the form prescribed. Certificates shall be signed by the chairman of the board, chief executive officer, president or any vice president and either the secretary or any assistant secretary. The signatures of the chairman of the board, chief executive officer, president or vice president, secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer were such officer at the date of such issuance. In the event the Corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the Corporation shall (1) conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, restrictions and relative rights of the shares of each class authorized to be issued and, (b) if the Corporation is authorized to issue shares of any preferred or special class or series, the variations and the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the Certificate of Formation on file in the office of the Secretary of State of the State of Texas and (b) the Corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the Corporation at its principal place of business or registered office. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the cases of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

6.2 Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

6.3 Transfers. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations or for any other lawful purpose, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney and filed with the secretary of the Corporation or the transfer agent. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation and concerning the registration of pledges of uncertificated shares.

6.4 Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

6.5 Registered Shareholders. Unless otherwise provided in the TBOC, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business and Commerce Code, as amended:

(a) The Corporation may regard the person in whose name any shares of the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 6.4 of these Bylaws) as the owner of those shares.

(b) Neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate representing those shares.

6.6 List of Shareholders. The officer or agent having charge of the transfer books for shares shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to the inspection of any shareholder during usual business hours. Alternatively, the list of the shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. This Section 6.6 shall not require the Corporation to include any electronic contact information of any shareholder on the list. If the Corporation elects to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that the information is available only to shareholders of the Corporation. The list of shareholders shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

ARTICLE VII

DIVIDENDS

7.1 Declaration. Subject to the provisions of the Certificate of Formation relating thereto, if any, and the restrictions imposed by applicable law, dividends on the Corporation’s outstanding shares may be declared from time to time by the Board of Directors, in its discretion, at any regular or special meeting. Dividends may be paid in cash, in property or in the Corporation’s own shares, subject to any provisions of the Certificate of Formation.

7.2 Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

CONTRACTS, CHECKS, DEPOSITS, BOOKS AND RECORDS

8.1 Contracts. Subject to the provisions of Section 5.1, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

8.2 Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors. Subject to the provisions of Section 5.1, the Board of Directors may authorize any officer, officers, agent or agents to execute and deliver any of such documents or instruments for and in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

8.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

8.4 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

MISCELLANEOUS

9.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

9.2 Books. The books and records of the Corporation may be kept (subject to any provision of law, the Certificate of Formation or these Bylaws) outside the State of Texas at the offices of the Corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE X

INDEMNIFICATION OF DIRECTORS AND OFFICERS

10.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Texas law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 10.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

10.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 10.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 10.2 or otherwise.

10.3 Right of Indemnitee to Bring Suit. If a claim under Section 10.1 or 10.2 of these Bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the Corporation.

10.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Formation, Bylaws, agreement, vote of shareholders or directors or otherwise. No amendment, alteration or repeal of this Article X or any provision hereof shall be effective, as to any indemnitee for acts, events and circumstances that occurred in whole or in part, before such amendment, alteration or repeal.

10.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

10.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

10.7 Nature of Rights. The rights conferred upon indemnitees in this Article X shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article X that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE XI

AMENDMENTS

11.1 Amendment. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws; provided, however, that, with respect to the power of holders of capital stock to adopt, amend and repeal Bylaws of the Corporation, notwithstanding any other provision of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these Bylaws or any preferred stock, the affirmative vote of the holders of at least sixty seven percent (67%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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The undersigned secretary of Matador Resources Company hereby certifies that the foregoing Bylaws were duly approved by the board of directors on October 12, 2011 to be effective upon the closing of the Corporation’s initial public offering on February 7, 2012 .

/s/ Joseph Wm. Foran

Joseph Wm. Foran